UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000086412_1 R1.0.0.11699 FLUOR CORPORATION FLUOR CORPORATION 6700 LAS COLINAS BLVD. IRVING, TX 75039 Annual Meeting March 10, 2011 May 05, 2011 May 05, 2011 9:00 AM CDT Fluor Corporation 6700 Las Colinas Boulevard Irving, Texas 75039

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000086412_2 R1.0.0.11699 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2011 to facilitate timely delivery.

Voting items 0000086412_3 R1.0.0.11699 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees A Peter J. Fluor B Joseph W. Prueher C Suzanne H. Woolsey The Board of Directors recommends you vote FOR the following proposal: 2. An advisory vote on the company's executive compensation. The Board of Directors does not have a recommendation for voting on the following proposal: 3. An advisory vote on the frequency of shareholder advisory votes on the company's executive compensation. The Board of Directors recommends you vote FOR proposals 4, 5 and 6. 4. The amendment of our Amended and Restated Certificate of Incorporation to declassify the Board of Directors. 5. The amendment of our Amended and Restated Certificate of Incorporation to remove and replace the supermajority voting provisions. 6. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011. NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

0000086412_4 R1.0.0.11699

To: The Record Shareholders of Fluor Corporation as of the Close of Business on March 10, 2011

Notice of Proposed Amendment and Restatement of Certificate of Incorporation

In accordance with Section 242 of the Delaware General Corporation Law, the company hereby provides notice that the following amendments will be proposed for adoption at the company’s 2011 Annual Meeting of Shareholders. Shareholder approval of the following amendments will also be deemed to constitute the approval of the filing of a new Amended and Restated Certificate of Incorporation enacting such amendments.

First, Article Seventh of the Amended and Restated Certificate of Incorporation would be amended to phase out the classification of the Board and to provide instead for the annual election of directors, as follows:

SEVENTH:             (1) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation (the “Board”). Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be fixed from time to time by resolution of the Board.

(2)           The directors elected at any annual meeting of stockholders prior to the annual meeting of stockholders to be held in 2012~~Board~~ (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH hereof (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III, and ~~. Class I directors shall initially serve until the 2001 annual meeting of stockholders; Class II directors shall initially serve until the 2002 annual meeting of stockholders; and Class III directors shall initially serve until the 2003 annual meeting of stockholders.  Commencing with the annual meeting of stockholders in 2001,~~ directors of each class ~~the term of which shall then expire~~ shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Notwithstanding the first sentence of this paragraph (2) of Article SEVENTH, at the annual meeting of stockholders to be held in 2012, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2013; at the annual meeting of stockholders to be held in 2013, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2014; and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Directors may not be removed without cause unless and until elected for a term expiring at the next annual meeting of stockholders.  ~~In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.~~

(3)           Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the expiration of the term for which the director is elected ~~next election of the class for which such director shall have been chosen~~ and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

(4)           During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates or expires pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

Second, Articles Sixth, Twelfth, Thirteenth and Fourteenth of the Amended and Restated Certificate of Incorporation would be deleted or amended to remove and replace the supermajority voting requirements, as follows:

Article Sixth of the Amended and Restated Certificate of Incorporation would be amended as follows:

SIXTH: In addition to any other vote required by law, the affirmative vote of the holders of a majority~~not less than 80%~~ of the total voting power of all outstanding shares of ~~voting~~ stock of the Corporation entitled to vote thereon shall be required for the stockholders to amend, alter, repeal or rescind the Bylaws of the Corporation.

Article Twelfth of the Amended and Restated Certificate of Incorporation would be deleted as follows:

~~TWELFTH:      In addition to any other vote required by law, the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation shall be required for the approval of any proposal that (1) the Corporation merge or consolidate with any other entity or any affiliate of such other entity if such other entity and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than 15% of the total voting power of all outstanding shares of voting stock of the Corporation (such other entity and any affiliate thereof being herein referred to as a “Related Corporation”), or that (2) the Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation, or that (3) the Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of the Corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by resolution of the Board prior to the acquisition of the beneficial ownership or more than 15% of the total voting power of all outstanding shares of voting stock of the Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between the Corporation and another entity, 50% or more of the voting stock of which is owned by the Corporation. For the purposes hereof, (1) an “affiliate” is any person (including a corporation, partnership, other legal entity, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified; (2) “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise; and (3) in computing the percentage of outstanding voting stock beneficially owned by any person or entity, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.~~

Article Thirteenth of the Amended and Restated Certificate of Incorporation would be deleted as follows:

~~THIRTEENTH: In addition to any other vote required by law, the affirmative vote of the holders of 80% of the total voting power of all outstanding shares of voting stock shall be required to amend, alter or repeal the provisions set forth in this Article THIRTEENTH and in Articles SIXTH (dealing with the amendment, alteration, repeal or rescission of Bylaws by stockholders), SEVENTH (dealing with the classified board), TENTH (dealing with the prohibition against stockholder action without meetings) and TWELFTH (dealing with the 80% vote of stockholders required for certain transactions).~~

Article Fourteenth of the Amended and Restated Certificate of Incorporation would be amended as follows:

~~FOURTEEN~~TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, TENTH, TWELFTH and THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article THIRTEENTH.~~